                                                                    EXHIBIT m(6)


                            AGENCY PRICING AGREEMENT
                           (THE AIM FAMILY OF FUNDS")


        This Agreement is entered into as of the __ of__________________, 2001, between ____________________________________ (the "Plan Provider") and A I M
Distributors, Inc. (the "Distributor").

                                     RECITAL

        Plan Provider acts as a trustee and/or servicing agent for defined contribution plans and/or deferred compensation plans (the "Plans") and invests and reinvests such Plans' assets as specified by an investment advisor, sponsor or administrative committee of the Plan (a "Plan Representative") generally upon the direction of Plan beneficiaries (the "Participants").

        Plan Provider and Distributor desire to facilitate the purchase and redemption of shares (the "Shares") of the funds listed on Exhibit A hereto which may be amended from time to time by Distributor (the "Fund" or "Funds"), registered investment companies distributed by Distributor, on behalf of the Plans, through one or more accounts (not to exceed one per Plan) in each Fund (individually an "Account" and collectively the "Accounts"), subject to the terms and conditions of this Agreement. Distributor shall, on behalf of the Funds, pay to Plan Provider a fee in accordance with Exhibit A hereto.

                                    AGREEMENT


1.      SERVICES

        Plan Provider shall provide shareholder and administration services for the Plans and/or their Participants, including, without limitation: answering questions about the Funds; assisting in changing dividend options, account designations and addresses; establishing and maintaining shareholder accounts and records; and assisting in processing purchase and redemption transactions (the "Services"). Plan Provider shall comply with all applicable laws, rules and regulations, including requirements regarding prospectus delivery and maintenance and preservation of records. To the extent allowed by law, Plan Provider shall provide Distributor with copies of all records that Distributor may reasonably request. Distributor or its affiliate will recognize each Plan as an unallocated account in each Fund, and will not maintain separate accounts in each Fund for each Participant. Except to the extent provided in Section 3, all Services performed by Plan Provider shall be as an independent contractor and not as an employee or agent of Distributor or any of the Funds. Plan Provider and Plan Representatives, and not Distributor, shall take all necessary action so that the transactions contemplated by this Agreement shall not be "Prohibited Transactions" under section 406 of the Employee Retirement Income Security Act of 1974, or section 4975 of the Internal Revenue Code.

2.      PRICING INFORMATION

        Each Fund or its designee will furnish Plan Provider on each business day that the New York Stock Exchange is open for business ("Business Day"), with (i) net asset value information as of the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or as at such later times at which a Fund's net asset value is calculated as

                                                                          07/02
        specified in such Fund's prospectus ("Close of Trading"), (ii) dividend and capital gains information as it becomes available, and (iii) in the case of income Funds, the daily accrual or interest rate factor (mil rate). The Funds shall use their best efforts to provide such information to Plan Provider by 6:00 p.m. Central Time on the same Business Day.

        Distributor or its affiliate will provide Plan Provider (a) daily confirmations of Account activity within five Business Days after each day on which a purchase or redemption of Shares is effected for the particular Account, (b) if requested by Plan Provider, quarterly statements detailing activity in each Account within fifteen Business Days after the end of each quarter, and (c) such other reports as may be reasonably requested by Plan Provider.

3.      ORDERS AND SETTLEMENT

        If Plan Provider receives instructions in proper form from Participants or Plan Representatives before the Close of Trading on a Business Day, Plan Provider will process such instructions that same evening. On the next Business Day, Plan Provider will transmit orders for net purchases or redemptions of Shares to Distributor or its designee by 9:00 a.m. Central Time and wire payment for net purchases by 2:00 p.m. Central Time. Distributor or its affiliate will wire payment for net redemptions on the Business Day following the day the order is executed for the Accounts. In doing so, Plan Provider will be considered the Funds' agent, and Shares will be purchased and redeemed as of the Business Day on which Plan Provider receives the instructions. Plan Provider will record time and date of receipt of instructions and will, upon request, provide such instructions and other records relating to the Services to Distributor's auditors. If Plan Provider receives instructions in proper form after the Close of Trading on a Business Day, Plan Provider will treat the instructions as if received on the next Business Day.

4.      REPRESENTATIONS WITH RESPECT TO THE DISTRIBUTOR AND THE FUNDS

        Plan Provider and its agents shall limit representations concerning a Fund or Shares to those contained in the then current prospectus of such Fund, in current sales literature furnished by Distributor to Plan Provider, in publicly available databases, such as those databases created by Standard & Poor's and Morningstar, and in current sales literature created by Plan Provider and submitted to and approved in writing by Distributor prior to its use.

5.      USE OF NAMES

        Plan Provider and its affiliates will not, without the prior written approval of Distributor, make public references to A I M Management Group Inc. or any of its subsidiaries, or to the Funds. For purposes of this provision, the public does not include Plan Providers' representatives who are actively engaged in promoting the Funds. Any brochure or other communication to the public that mentions the Funds shall be submitted to Distributor for written approval prior to use. Plan Provider shall provide copies of its regulatory filings that include any reference to A I M Management Group Inc. or its subsidiaries or the Funds to Distributor. If Plan Provider or its affiliates should make unauthorized references or representations, Plan Provider agrees to indemnify and hold harmless the Funds, A I M Management Group Inc. and its subsidiaries from any claims, losses, expenses or liability arising in any way out of or connected in any way with such references or representations.

6.      TERMINATION



                                      -2-
                                                                           07/02

        (a) This Agreement may be terminated with respect to any Fund at any time without any penalty by the vote of a majority of the directors of such Fund who are "disinterested directors", as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Fund's Distribution Plan, or any related agreement thereunder, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

        (b) Either party may terminate this Agreement upon ninety (90) days' prior written notice to the other party at the address specified below.

7.      INDEMNIFICATION

        (a) Plan Provider agrees to indemnify and hold harmless the Distributor, its affiliates, the Funds, the Funds' investment advisors, and each of their directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (the "Distributor Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Distributor Indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) Plan Provider's negligence or willful misconduct in performing the Services, (ii) any breach by Plan Provider of any material provision of this Agreement, or (iii) any breach by Plan Provider of a representation, warranty or covenant made in this Agreement; and Plan Provider will reimburse the Distributor Indemnitee for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement will be in addition to any liability which Plan Provider may otherwise have.

        (b) Distributor agrees to indemnify and hold harmless Plan Provider and its affiliates, and each of its directors, officers, employees, agents and each person, if any, who controls Plan Provider within the meaning of the Securities Act (the "Plan Provider Indemnitees") against any losses, claims, damages, liabilities or expenses to which a Plan Provider Indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus of a Fund, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading,
               (ii) any breach by Distributor of any material provision of this Agreement, (iii) Distributor's negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or (iv) any breach by Distributor of a representation, warranty or covenant made in this Agreement; and Distributor will reimburse the Plan Provider Indemnitees for any legal or other expenses reasonably incurred, as incurred, by them, in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any liability which Distributor may otherwise have.

        (c) If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify another person



                                      -3-
                                                                           07/02
               hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, the Indemnified Party may participate in the defense of such claim at its own expense. Without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably, the Indemnifying Party may not settle or compromise the liability of the Indemnified Party in such action or consent to or permit the entry of any judgment in respect thereof unless in connection with such settlement, compromise or consent each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.

8.      GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements fully executed and to be performed therein.

9.      ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

        Each party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. Each party represents that it has full power and authority under applicable law, and has taken all action necessary to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement. Additionally, each party represents that this Agreement, when executed and delivered, shall constitute its valid, legal and binding obligation, enforceable in accordance with its terms.

Plan Provider further represents, warrants, and covenants that:

        (a) it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is not required to be registered as such;

        (b) the arrangements provided for in this Agreement will be disclosed to the Plan Representatives; and

        (c) it is registered as a broker-dealer under the 1934 Act or any applicable state securities laws, or, including as a result of entering into and performing the services set forth in this Agreement, is not required to be registered as such.

        (d) it will ensure that either it, its affiliates or another person other than Distributor is the registered broker-dealer for any transaction made pursuant to this Agreement, that Distributor is not responsible for determining whether Shares are suitable investments for the participants, and that any such registered broker-dealer shall have the appropriate selling group agreement with Distributor in place at the time such transaction occurs. Further, Plan Provider will provide indemnification to Distributor or its affiliates for any breach of this subsection.



                                      -4-
                                                                           07/02

        (e) it is a member of the National Securities Clearing Corporations ("NSCC") and has executed and filed the standard NSCC Fund/SERV Agreement with the NSCC and will abide by its terms and the applicable rules. Plan Provider further represents and warrants that it or an affiliate is a member of the NSCC and has executed and filed with the NSCC the standard NSCC Fund/SERV Agreement. Plan Provider further represents and warrants that it will abide by the NSCC Fund/SERV rules and agrees that it will perform its duties and obligations under this Agreement in accordance with the terms of the NSCC Fund/SERV Agreement except as otherwise specified in a writing signed by both parties.

Distributor further represents, warrants and covenants, that:

        (a) it is registered as a broker-dealer under the 1934 Act and any applicable state securities laws; and

        (b) the Funds' advisors are registered as investment advisors under the Investment Advisers Act of 1940, the Funds are registered as investment companies under the 1940 Act and Fund Shares are registered under the Securities Act.

10.     MODIFICATION

        This Agreement and Exhibit A may be amended at any time by Distributor without Plan Provider's consent by Distributor mailing a copy of an amendment to Plan Provider at the address set forth below. Such amendment shall become effective thirty (30) days from the date of mailing unless this Agreement is terminated by the Plan Provider within such thirty (30) days.

11.     ASSIGNMENT

        This Agreement shall not be assigned by a party hereto, without the prior written consent of the other parties hereto, except that a party may assign this Agreement to an affiliate having the same ultimate ownership as the assigning party without such consent.

12.     SURVIVAL

        The provisions of Sections 1, 5 and 7 shall survive termination of this Agreement.



                                      -5-
                                                                           07/02

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first above written.



                                       -----------------------------------------
                                       (PLAN PROVIDER)

                                       By:
                                           -------------------------------------

                                       Print Name:
                                                   -----------------------------

                                       Title:
                                              ----------------------------------

                                       Address:
                                                --------------------------------


                                       A I M DISTRIBUTORS, INC.
                                       (DISTRIBUTOR)


                                       By:
                                           -------------------------------------

                                       Print Name:
                                                   -----------------------------

                                       Title:
                                              ----------------------------------
                                       11 Greenway Plaza
                                       Suite 100
                                       Houston, Texas 77046-1173

                                                                           07/02

                                    EXHIBIT A

        For the term of this Agreement, Distributor, or its affiliates, shall pay Plan Provider the following amounts for each of the following Funds with respect to the average daily net asset value of the Class A Shares of the Plans' balances for the prior quarter:

FUND                                                                  ANNUAL FEE
----                                                                  ----------

AIM Advisor Funds (Class A Shares Only)

        AIM International Core Equity Fund                                .25%
        AIM Real Estate Fund                                              .25%

AIM Equity Funds (Class A Shares Only)

        AIM Aggressive Growth Fund                                        .25%
        AIM Blue Chip Fund                                                .25%
        AIM Capital Development Fund                                      .25%
        AIM Charter Fund                                                  .25%
        AIM Constellation Fund                                            .25%
        AIM Dent Demographic Trends Fund                                  .25%
        AIM Emerging Growth Fund                                          .25%
        AIM Large Cap Basic Value Fund                                    .25%
        AIM Large Cap Core Equity Fund                                    .25%
        AIM Large Cap Growth Fund                                         .25%
        AIM Mid Cap Growth Fund                                           .25%
        AIM Weingarten Fund                                               .25%

AIM Floating Rate Fund (Class C Shares Only)                      Up to   .25%

AIM Funds Group (Class A Shares Only)

        AIM Balanced Fund                                                 .25%
        AIM Basic Balanced Fund                                           .25%
        AIM European Small Company Fund                                   .25%
        AIM Global Utilities Fund                                         .25%
        AIM International Emerging Growth Fund                            .25%
        AIM Mid Cap Basic Value Fund                                      .25%
        AIM New Technology Fund                                           .25%
        AIM Premier Equity Fund                                           .25%
        AIM Premier Equity II Fund                                        .25%
        AIM Select Equity Fund                                            .25%
        AIM Small Cap Equity Fund                                         .25%
        AIM Worldwide Spectrum Fund                                       .25%



                                                                        10/01/02


AIM Growth Series (Class A Shares Only)

        AIM Basic Value Fund                                              .25%
        AIM Euroland Growth Fund                                          .25%
        AIM Mid Cap Core Equity Fund                                      .25%
        AIM Small Cap Growth Fund(1)                                      .25%

AIM International Funds, Inc. (Class A Shares Only)

        AIM Asia Pacific Growth Fund                                      .25%
        AIM European Growth Fund                                          .25%
        AIM Global Aggressive Growth Fund                                 .25%
        AIM Global Growth Fund                                            .25%
        AIM Global Income Fund                                            .25%
        AIM International Growth Fund                                     .25%

AIM Investment Funds (Class A Shares Only)

        AIM Developing Markets Fund                                       .25%
        AIM Global Energy Fund                                            .25%
        AIM Global Financial Services Fund                                .25%
        AIM Global Health Care Fund                                       .25%
        AIM Global Infrastructure Fund                                    .25%
        AIM Global Science and Technology Fund                            .25%
        AIM Strategic Income Fund                                         .25%

AIM Investment Securities Funds (Class A Shares Only)

        AIM High Yield Fund II                                            .25%
        AIM Limited Maturity Treasury Fund(2)                             .15%
        AIM High Yield Fund                                               .25%
        AIM Income Fund                                                   .25%
        AIM Intermediate Government Fund                                  .25%
        AIM Municipal Bond Fund                                           .25%
        AIM Total Return Bond Fund                                        .25%


AIM Series Trust (Class A Shares Only)

        AIM Global Trends Fund                                            .25%

AIM Special Opportunities Funds (Class A Shares Only)

        AIM Opportunities I Fund                                          .25%
        AIM Opportunities II Fund                                         .25%
        AIM Opportunities III Fund                                        .25%


        Distributor or its affiliates shall calculate the amount of quarterly payment and shall deliver to Plan Provider a quarterly statement showing the calculation of the quarterly amounts payable to Plan Provider. Distributor reserves the right at any time to impose minimum fee payment requirements before any quarterly payments will be made to Plan Provider. Payment to Plan Provider shall occur within 30 days following the end of each quarter. All parties agree that the payments referred to herein are for record keeping and administrative services only and are not for legal, investment advisory or distribution services.


--------
(1)     AIM Small Cap Growth Fund is closed to new investors.
(2)     AIM Limited Maturity Treasury Fund offers Class A Shares only.



                                                                        10/01/02

        Minimum Payments:  $50 (with respect to all Funds in the aggregate.)



                                                                        10/01/02